Exhibit 99.1

CERTIFICATION
(Pursuant to 18 U.S.C. Section 1350)

          The undersigned hereby certifies that (i) the foregoing Quarterly Report on Form 10-QSB filed by May 15, 2003 (the “Registrant”) for the quarter ended March 31, 2003, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in that Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: May 13, 2003	/s/ RONALD LEON MOORE

Ronald Leon Moore Chairman, President & Chief Executive Officer

Date: May 13, 2003	/s/ RAY A. FLEMING

Ray A. Fleming Executive Vice President & Chief Financial Officer

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